Exhibit 10.2

                                   SCHEDULE OF

                       NON-EMPLOYEE DIRECTOR COMPENSATION

                           FOR 2008 - 2009 BOARD TERM



o    Board membership               A stock  option  grant to each  non-employee
                                    director of 50,000 options, with a one year vesting period. The total options to be awarded to all non-employee directors as a group for service as directors is capped at 200,000 options.

o    Board Chairman                 A  stock  option  grant  to  the  individual
                                    serving as Chairman of 25,000 options with a
                                    one  year  vesting  period  for  service  as
                                    Chairman  and  cash   compensation  to  such
                                    individual of $24,000 per year (paid $6,000 per quarter).

o    Corporate Governance           $10,000 per year  (paid $2,500/quarter) cash
     Committee Members              compensation.

o    Corporate Governance           $22,500 per year  (paid $5,625/quarter) cash
     Committee Chairman             compensation.

o    Audit Committee Members        $10,000 per year  (paid $2,500/quarter) cash
                                    compensation.

o    Audit Committee Chairman       $20,000 per year  (paid $5,000/quarter) cash
                                    compensation.

o    Compensation Committee         $4,000 per year  (paid $1,000/quarter)  cash
     Members                        compensation.

o    Compensation Committee         $10,000 per year  (paid $2,500/quarter) cash
     Chairman                       compensation.